SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BALDWIN TECHNOLOGY A

                    GABELLI SECURITIES, INC.
                                 5/09/03           10,000              .3600
                    GAMCO INVESTORS, INC.
                                 5/09/03           15,700              .3500
                                 5/07/03           11,000              .3500
                                 5/07/03           70,400              .3412
                                 5/07/03           10,000              .3600
                                 5/06/03            8,000-             .3944
                                 4/25/03            2,000-             .3100
                                 4/24/03            2,000-             .3100
                                 3/20/03            3,000-             *DO
                    GABELLI ADVISERS, INC.
                                 3/27/03            2,000              .3400
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/01/03            2,000-             .2650
                                 3/31/03            2,000-             .3000
                                 3/27/03            2,000-             .3400
                                 3/26/03            3,100-             .3400
                                 3/25/03           10,900-             .3363


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.